UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2018

Townsquare Media, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36558 (Commission File Number)	27-1996555 (IRS Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Dhruv Prasad Resignation
On December 31, 2018, Dhruv Prasad, a member of the board of directors (the “Board”) of Townsquare Media, Inc. (the “Company”), as well as the Co-Chief Executive Officer of the Company, notified the Company that he would resign from his positions at the Company effective January 31, 2019 (the “Separation Date”) . Mr. Prasad’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices. Bill Wilson, the Company’s co-Chief Executive Officer is remaining in his position and will become the sole Chief Executive Officer of the Company.
In connection with his departure, Mr. Prasad entered into a Separation Agreement with the Company (the “Separation Agreement”), whereby (i) he entered into a mutual release with the Company, (ii) within 60 days following the Separation Date, the Company shall pay Mr. Prasad the “Accrued Compensation” as defined in Mr. Prasad’s employment agreement, including a pro-rata bonus for January 2019 equal to $38,437.50, (iii) the Company shall pay an amount equal to $400,000 in full satisfaction of Mr. Prasad’s annual bonus for 2018, (iv) after the 8th calendar day after Mr. Prasad re-executes the Separation Agreement (the “Second Release Effective Date”), the Company shall pay no later than 60th day following the Separation Date cash severance equal to $1,325,000, (v) after the Second Release Effective Date occurs, Mr. Prasad’s options will be treated as follows: (a) 75% of the unvested options will remain outstanding and eligible to vest from the Separation Date through the Second Release Effective Date, and will become fully vested as of the Second Release Effective Date, (b) any unvested options that are not eligible to become vested pursuant to the immediately preceding subclause (a) will be forfeited by Mr. Prasad immediately and for no consideration as of the Separation Date, and (c) Mr. Prasad’s vested options and the unvested options that vest pursuant to subclause (a) shall remain exercisable until the first to occur of the 2rd anniversary of the Separation Date and the original expiration date of such options, and (vi) once the Second Release Effective Date occurs, Mr. Prasad will be granted reimbursement of the payment of his COBRA premiums through 18 months following the Separation Date.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement of Mr. Prasad, which is filed herewith as Exhibit 10.1, and incorporated by reference herein in its entirety.
Item 7.01     Regulation FD Disclosure
On January 2, 2019, the Company issued a press release with respect to the resignation of Mr. Prasad. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated as of December 31, 2018, by and between Townsquare Media, Inc. and Dhruv Prasad.
99.1	Press release issued on January 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	TOWNSQUARE MEDIA, INC.

/s/ Stuart Rosenstein
Name: Stuart Rosenstein Title: Executive Vice President and Chief Financial Officer